                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

                                  BY AND AMONG
                        HARTFORD LIFE INSURANCE COMPANY,
                 HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.,
                  PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC
                                       AND
                       PRUDENTIAL MUTUAL FUND SERVICES LLC

     The Hartford Retail Fund Participation Agreement dated April 1, 2008 by and among Hartford Life Insurance Company (the "Company"), Hartford Securities Distribution Company, Inc. ("HSD"), Prudential Investment Management Services LLC ("PIMS") and Prudential Mutual Fund Services LLC ("PMFS"), as amended June 30, 2008, September 30, 2008 and November 9, 2009 (the "Agreement"), is hereby amended as provided below effective as of March 1, 2012.

     WHEREAS, the parties desire to replace Schedule B of the Agreement to update the Funds available and compensation terms.

     NOW, THEREFORE, pursuant to Section 10.8 of the Agreement, the parties hereby agree as follows:

1. Schedule B shall be replaced and superseded by the attached Schedule B.

2. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the meaning as provided in the Agreement. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

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

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

Hartford Life Insurance Company          Hartford Securities Distribution
                                         Company, Inc.

By:    /s/ Richard E. Cady               By:    /s/ Richard E. Cady
       ---------------------------              ---------------------------

Name:  Richard E. Cady                   Name:  Richard E. Cady
       ---------------------------              ---------------------------

Title: AVP                               Title: AVP
       ---------------------------              ---------------------------

Date:  3/2/12                            Date:  3/2/12
       ---------------------------              ---------------------------


Prudential Investment Management         Prudential Mutual Fund Services LLC
Services LLC

By:    /s/ Peter Boland                  By:    /s/ Tate Rupprecht
       ---------------------------              ---------------------------

Name:  Peter Boland                      Name:  Tate Rupprecht
       ---------------------------              ---------------------------

Title: COO                               Title: VP Mutual Fund OPS
       ---------------------------              ---------------------------

Date:  03/02/2012                        Date:  3/2/12
       ---------------------------              ---------------------------

                                                                          [LOGO]

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

                                   SCHEDULE B

                                 FUNDS AVAILABLE

The following Funds and their respective share classes will be made available for use by Company:

  - All Prudential Investments Funds (including Target Asset Allocation Funds but excluding Money Market and Municipal Bond Funds) - Class A, I, Q, R and Z.

                                  COMPENSATION

     In consideration of the services provided by the Company, PIMS and/or PMFS, as the case may be, agree to pay the Company an amount equal to the following basis points per annum, as detailed below, such amounts to be paid within 45 business days of the end of each calendar month.

     Such fees shall be calculated and paid on a monthly basis, in an amount equal to the average net asset value of Shares of the Funds held by each Separate Account during the month, multiplied by the applicable per annum rate indicated below, multiplied by a fraction, the numerator of which is the number of days in the month and the denominator of which is the number of days in the year.

     Fees paid in accordance with each Fund's Rule 12b-1 plan will be made payable to the Company's affiliate, HSD, a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934 and member of the Financial Industry Regulatory Authority. Fees paid for sub-accounting/recordkeeping and administrative services will be made payable to the Company.

     The Company and/or HSD is not required to bill or invoice to be entitled to receive the compensation. Back-up documentation supporting the fee calculations will be provided together with each payment by PIMS and/or PMFS. Company shall have 14 days after receipt of its fee to raise any reasonable disputes. During the review of the back-up documentation (which review shall not exceed 14 days) and during the pendency of any disputes over the fee, neither PIMS nor PMFS shall be obligated to pay any disputed portion of the fees.

                                                TAX ID:                                                     TAX ID:
FOR PAYMENT OF ALL OTHER FEES,                  06-0974148     FOR PAYMENT OF 12B-1                         06-1408044
TO HLIC:                                                       FEES, TO HSD:

ACH INSTRUCTIONS:                                              ACH INSTRUCTIONS:
Bank Of America                                                Bank Of America
                                                               Acct Name: Hartford Securities Distribution Company
Acct Name: Hartford Life Insurance Company                     ABA # 011900445
ABA # 011900254                                                Acct # 50451925
Acct # 0050213808
                                                               WIRING INSTRUCTIONS:
WIRING INSTRUCTIONS:                                           Bank of America
Bank of America                                                Acct Name: Hartford Securities Distribution Company
                                                               ABA# 026009593
Acct# Hartford Life Insurance Company                          Acct# 50451925
ABA# 026009593
Acct# 0050213808

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

COMPENSATION FOR SHAREHOLDER SERVICING (PAYABLE BY PIMS AS AGENT FOR THE FUNDS):
CLASS A
12b-1 Fee = Twenty-five basis points (0.25%)
CLASS R
12b-1 Fee = Fifty basis points (0.50%)
CLASS I, Q AND Z
12b-1 Fee = Zero basis points (0.00%)

COMPENSATION FOR SUB-ACCOUNTING/RECORD KEEPING SERVICES (PAYABLE BY PMFS AS AGENT FOR THE FUNDS):
CLASS A, R AND Z
Fifteen basis points (0.15%)*
CLASS I AND Q
Zero basis points (0.00%)

----------
* Prudential Stock Index Fund Class Z = Thirteen basis points (0.13%)

COMPENSATION FOR ADMINISTRATIVE SERVICES (PAYABLE BY PMFS AS AGENT FOR THE
FUNDS):
CLASS A AND R
Fifteen basis points (0.15%)**
CLASS Z
Five basis points (0.05%)**
CLASS I AND Q
Zero basis points (0.00%)

----------
** Excluded from such calculation shall be Prudential Stock Index Fund, Prudential Jennison Utility Fund and Target Asset Allocation Funds

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